UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2015

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, Paul A. Holt informed the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”) that he will resign as the Executive Vice President and Chief Financial Officer of the Company, effective April 12, 2015. Mr. Holt has served the Company for over 15 years and is leaving to join NantHealth as its Chief Financial Officer. The Company wishes him well in his future endeavors.

On March 19, 2015, the Board appointed John Stumpf, age 48, as the Company’s interim Chief Financial Officer, effective immediately upon Mr. Holt’s departure from the Company. As the interim Chief Financial Officer, Mr. Stumpf will serve as the Company’s interim principal financial officer and interim principal accounting officer. Mr. Stumpf has served the Company as its Senior Vice President, Corporate Controller and Treasurer since November 2012. Prior to joining the Company, Mr. Stumpf served as Kaiser Production Systems Manager at Kaiser Aluminum Corporation from 2011 to 2012. Earlier in his career, Mr. Stumpf owned a consulting practice, providing technical and operational accounting services for client companies from 2008 to 2011. Mr. Stumpf is a Certified Public Accountant in California and holds a Bachelors of Science, Business Administration degree from California Polytechnic State University, San Luis Obispo.

Mr. Stumpf’s base salary is currently $235,000 and he is eligible to receive an annual bonus of up to 30% of his base salary. Mr. Stumpf is also eligible to participate in the Company’s stock option and incentive plan. In accordance with the Company’s standard practices for officers, effective April 12, 2015, the Company will enter into an indemnification agreement with Mr. Stumpf, which will be substantially consistent with the Company’s form of Indemnification Agreement, filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2013, and is incorporated herein by reference.

The selection of Mr. Stumpf to serve as interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Stumpf and any director or executive officer of the Company, and there are no transactions between Mr. Stumpf and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: March 20, 2015	By:	/s/ JOCELYN A. LEAVITT
Jocelyn A. Leavitt Executive Vice President, General Counsel and Secretary